       03.03.001








                        CORPORATE RECORDS

                                OF

                       GEMCO NATIONAL, INC.


                              *****



                   INCORPORATED UNDER THE LAWS

                              OF THE

                         STATE OF FLORIDA


                              *****




                           LAW OFFICES

                                OF

                   MIRARCHI & PALMARELLA, P.C.
                          310 BUILDING 2
                       100 MATSONFORD ROAD
                   RADNOR, PENNSYLVANIA  19087




















       03.03.002

                              BYLAWS

                                OF

                       GEMCO NATIONAL, INC.
                     (a Florida corporation)


                            ARTICLE I

                     OFFICES AND FISCAL YEAR

           Section 1.01. REGISTERED OFFICE. The registered office of the corporation shall be at 7200 West Camino Real, Boca Raton, Florida 33433 until otherwise established by an amendment of the articles or by the board of directors and a record of such change is filed with the Department of State in the manner provided by law.

           Section 1.02.  OTHER OFFICE.  The corporation may also
have offices at such other places within or without Florida as the board of directors may from time to time appoint or the business of the corporation may require.

           Section  1.03.  FISCAL YEAR.  The fiscal year  of  the
corporation shall begin on the 1st day of January in each year.

                            ARTICLE II

              NOTICES - WAIVERS - MEETINGS GENERALLY

             Section 2.01.  MANNER OF GIVING NOTICE.

             (a) General rule. Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the Articles or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telecopier, to the address (or to the telex, TWX, telecopier or telephone number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the directors to the corporation for the purpose of
notice.   If  the notice is sent by mail, telegraph or courier
service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of telecopier, when received. A notice of meeting shall specify the place, day and hour of the meeting any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

           (b) Adjourned shareholder meetings. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the

       03.03.003
board fixes a new record date for the adjourned meeting.

           Section 2.02  NOTICE OF MEETINGS OF BOARD OF
DIRECTORS. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 48 hours (in the case of notice by telephone, telex, TWX, telecopier, by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of a meeting.

           Section 2.03.  NOTICE OF MEETINGS OF SHAREHOLDERS.

           (a) General rule. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary to each shareholder of record entitled to vote at the meeting at least ten (10) days but no more than sixty (60) days prior to the date of the meeting.

If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the purpose or purposes for which the meeting is called.

           (b) Notice of action by shareholders on bylaws. In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

           Section 2.04.  WAIVER OF NOTICE.

           (a) Written waiver. Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this subsection, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

           (b) Waiver by attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.


       03.03.004
           Section  2.05.  MODIFICATION OF PROPOSAL CONTAINED  IN
NOTICE. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

           Section 2.06.  EXCEPTION TO REQUIREMENT OF NOTICE.

           (a)    General   rule.   Whenever   any   notice   or
communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

           (b)  Shareholders without forwarding addresses.
Notice or other communications shall not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

           Section 2.07. USE OF CONFERENCE TELEPHONE AND SIMILAR EQUIPMENT. One or more persons may participate in a meeting of the board of directors or the shareholders of the corporation by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.


                          ARTICLE III

                          SHAREHOLDERS

           Section 3.01.  PLACE OF MEETING.  All meetings of  the
shareholders of the corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of a meeting.

           Section 3.02. ANNUAL MEETING. The board of directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the board, the meeting for any calendar year shall be held on the last Thursday of June in such year, if not a legal holiday under the laws of Florida, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at the principal office of the company, and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.
       03.03.005
           Section 3.03.  SPECIAL MEETINGS.

           (a) Call of special meetings. Special meetings of the shareholders may be called at any time by the board of directors or by the president or secretary at the written request of the shareholders entitled to cast at least twenty-five (25%) percent of the vote that all shareholders are entitled to cast at the particular meeting.

           (b) Fixing of time of meeting. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the secretary to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request. If the secretary neglects or refuses to fix a time of the meeting, the person or persons calling the meeting may do so.

           Section 3.04.  QUORUM AND ADJOURNMENT.

           (a) General rule. A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

           (b) Withdrawal of a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

           (c) Adjournment for lack of quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as provided in the Business Corporation Law, adjourn the meeting to such time and place as they may determine.

           (d) Adjournments generally. Any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each as the shareholders present and entitled to vote shall direct, until the directors have been elected. Any other regular or special meeting may be adjourned for such period as the shareholders present and entitled to vote shall direct.

           (e) Electing directors at adjourned meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

           (f)   Other  action  in  absence  of  quorum.   Those
shareholders   entitled  to  vote  who  attend   a   meeting   of
       03.03.006
shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

           Section 3.05. ACTION BY SHAREHOLDERS. Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.

           Section 3.06. ORGANIZATION. At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, the president, or a person appointed by the chairman of the board or present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary.

           Section 3.07. VOTING RIGHTS OF SHAREHOLDERS. Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

           Section 3.08.  VOTING AND OTHER ACTION BY PROXY.

           (a)  General rule.

                (1) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.

                (2) The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

                (3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

           (b) Minimum requirements. Every proxy shall be executed in writing by the shareholder or by the duly authorized
       03.03.007
attorney-in-fact of the shareholder and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation.

           (c) Expenses. Unless otherwise restricted in the articles, the corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

           Section 3.09. VOTING BY FIDUCIARIES AND PLEDGEES. Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

           Section 3.10.  VOTING BY JOINT HOLDERS OF SHARES.

           (a) General rule. Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

                (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

                (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

           (b) Exception. If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.
       03.03.008
           Section 3.11.  VOTING BY CORPORATIONS

           (a)  Voting by corporate shareholders.  Any
corporation that is a shareholder of this corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

           (b) Controlled shares. Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

           Section 3.12.  DETERMINATION OF SHAREHOLDERS OF
RECORD.

           (a) Fixing record date. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than seventy (70) days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

           (b)  Determination when a record date is not fixed.
If a record date is not fixed:

                (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                (2) The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the board of directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the secretary of the corporation.

                (3) The record date for determining shareholders for any other purpose shall be at the close of business on the
       03.03.009
day on which the board of directors adopts the resolution relating thereto.

           Section 3.13.  VOTING LISTS.

           (a) General rule. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and of the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

           (b) Effect of list. Failure to comply with the requirements of this section shall not effect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share registered or transfer book or to vote at any meeting of shareholders.

           Section 3.14.  JUDGES OF ELECTION.

           (a) Appointment. In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filed at the meeting shall not act as a judge.

           (b) Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

           (c) Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

           (d) Report. On request of the presiding officer of the meeting, or of any shareholder, the judge shall make a report
       03.03.010
in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

           Section  3.15.   CONSENT OF SHAREHOLDERS  IN  LIEU  OF
MEETING.

           (a) Unanimous written consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting
for such   purpose  shall  be  filed  with  the  secretary   of
the corporation.

           (b) Partial written consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the corporation. The action shall not become effective until after at lest ten (10) days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

           Section  3.16.   MINORS  AS  SECURITY  HOLDERS.   The
corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distribution son obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

                            ARTICLE IV

                        BOARD OF DIRECTORS

          Section 4.01.  POWERS; PERSONAL LIABILITY.

           (a) General rule. Unless otherwise provided by statute all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

           (b)   Standard  of  care;  justifiable  reliance.   A
director shall stand in fiduciary relation to the corporation and shall perform his or her duties as a director, including duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation and with
       03.03.011
such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                (1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                (2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

                (3) A committee of the board upon which the director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

           (c) Consideration of factors. In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of subsection (b).

           (d) Presumption. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

           (e)  Personal liability of directors.

               (1) A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

                    (i)  the director has breached or failed  to
perform the duties of his or her officer under this section;  and

                    (ii)  the  breach  or  failure  to  perform
constitutes self-dealing, willful misconduct or recklessness; or

                    (iii)  the  director  derived  an  improper
personal benefit from the breach or failure to perform his duties; or

                    (iv) the director voted for or assented to an unlawful distribution in violation of the articles of incorp-oration or section 607.06401 of the Business Corporation law: or
       03.03.012


                    (v)   the  breach  or  failure  to  perform
constituted a violation of criminal law, unless the director had no reasonable cause to believe his conduct was unlawful.

                (2) The provisions of paragraph (1) shall not apply to the responsibility or liability of a director for payment of taxes pursuant to Local, State or Federal law.

           (f) Notation of dissent. A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless his or her dissent is a written dissent to the action with the secretary of the meeting before the adjournment thereof or
transmits  the dissent   in   writing  to  the  secretary  of
the   corporation immediately after the adjournment of the
meeting.  The  right  to dissent  shall not apply  a director who
voted in  favor  of  the action.   Nothing  in  this section
shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary in writing, of the asserted omission or inaccuracy.




           Section   4.02.   QUALIFICATION  AND   SELECTION   OF
DIRECTORS.

           (a) Qualifications. Each director of the corporation shall be a natural person of full age who need not be a resident of Florida or a shareholder of the corporation.

           (b)   Election  of  directors.   Except  as otherwise
provided in these bylaws, directors of the corporation shall be elected by the shareholders. Each shareholder shall vote his shares to elect himself and the other shareholders as directors. In elections for directors, voting need not be by ballot, except upon demand made by a shareholder entitled to vote at the election and before the voting begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

           Section 4.03.  NUMBER AND TERM OF OFFICE.

           (a) Number. The board of directors shall consist of five (5) directors.

           (b) Term of office. Each director shall hold office until the expiration of the term for which he or she was elected and until a successor has been selected and qualified or until
       03.03.013
his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.


           (c) Resignation. Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

           Section 4.04.  VACANCIES.

           (a)   General  rule.   Vacancies  in  the  board   of
directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

           (b) Action be resigned directors. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

           Section 4.05.  REMOVAL OF DIRECTORS.

           (a) Removal by the shareholders. The entire board of directors, or any class of the board, or any individual director may be removed from office without assigning any cause by the vote of shareholders, or of the holders of a class or series of shares, entitled to elect directors, or the class of directors. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting.

           (b) Removal by the board. The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

           Section  4.06.   PLACE OF MEETINGS.  Meetings  of  the
board of directors may be held at such place within or without Florida as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

           Section 4.07. ORGANIZATION OF MEETINGS. At every meeting of the board of directors, the chairman of the board shall preside. In the case of vacancy in the office or absence of the chairman of the board, the president or in his absence, a chairman chosen by the directors shall preside. The secretary or, in the absence of the secretary an assistant secretary, or in the
       03.03.014
absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

           Section 4.08.  REGULAR MEETINGS.  Regular meetings  of
the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

           Section 4.09.  SPECIAL MEETINGS.  Special meetings  of
the board of directors shall be held whenever called by the chairman or by two (2) or more of the directors.

           Section 4.10.  QUORUM OF AND ACTION BY DIRECTORS.

     (a) General rule. A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the action of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

          (b) Action by written consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

          Section 4.11.  EXECUTIVE AND OTHER COMMITTEES.

          (a) Establishment and powers. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

                (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation
Law.

                (2) The creation or filling of vacancies in the board of directors.

                (3) The adoption, amendment or repeal of these bylaws.

                (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

                (5) Action on matters committed by a resolution of the board of directors to another committee of the board.

          (b)   Alternate  committee  members.   The  board  may
designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written
       03.03.015
action by the committee. In the absence of disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

          (c) Term. Each committee of the board shall serve at the pleasure of the board.

          (d)   Committee  procedures.   The  term  "board   of
directors" or "Board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

          Section  4.12.  COMPENSATION.   The board of directors
shall have the authority to fix compensation of directors for their services as directors and a director may be a salaried officer of the corporation.


                            ARTICLE V

                             OFFICERS

          Section 5.01.  OFFICERS GENERALLY.

          (a)   Number,  qualification  and  designation.   The
officers of the corporation shall be a president, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation. Any number of offices may be held by the same person.

          (b) Resignations. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

          (c) Bonding. The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

          (d) Standard of care. Except as otherwise provided in the articles, an officer shall perform his or her duties as an officer in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of having been an officer of the corporation.

       03.03.016
          Section  5.02.   ELECTION AND  TERM  OF  OFFICE.   The
officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

          Section 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

          Section 5.04. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

          Section  5.05.   AUTHORITY.   All  officers  of   the
corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolution or orders of the board of directors or in the absence of controlling provisions in the resolutions or orders to the board of directors, as may be determined by or pursuant to these bylaws.

          Section 5.06.  THE CHAIRMAN OF THE BOARD.
The chairman of the board if there be one, or in the absence of the chairman, the vice chairman of the board, shall preside at all meetings of the shareholders and of the board of directors and shall perform such other duties as may from time to time be requested by the board of directors.

          Section 5.07. THE PRESIDENT. The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors. The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.
       03.03.017
           Section 5.08. THE SECRETARY. The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and shall record all votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

           Section 5.09. THE TREASURER. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

           Section 5.10. SALARIES. The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to
Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

           Section 5.11. DISALLOWED COMPENSATION. Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expenses by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from future compensation payments until the amount owed to the corporation has been recovered.

                            ARTICLE VI

              CERTIFICATES OF STOCK, TRANSFER, ETC.

       03.03.018
           Section 6.01. SHARE CERTIFICATES. Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of Florida, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. The share register or transfer books and blank share certificate shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

           Section 6.02. ISSUANCE. The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent or a registrar the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be
such at the date  of  its  issue.   The provisions  of  this
Section  6.02  shall  be  subject  to   any inconsistent  or
contrary agreement at the time between the corporation and any transfer agent or registrar.

           Section 6.03. TRANSFER. Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.

           Section   6.04.   RECORD  HOLDER  OF   SHARES.    The
corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

           Section   6.05.    LOST,   DESTROYED   OR   MUTILATED
CERTIFICATES. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or
mutilation  of  the  certificate  therefor,  and  the  board   of
directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.



       03.03.019          ARTICLE VII
           INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                OTHER AUTHORIZED REPRESENTATIVES

           Section 7.01. INDEMNIFICATION. The corporation shall indemnify each director, officer, employee and agent of the corporation, his heirs, executors, administrators, and all other persons whom the corporation is authorized to indemnify under the provisions of the Business Corporation Law of the State of Florida, to the fullest extent permitted by law, (a) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in connection with any appeal therein, or otherwise; and no provisions of the bylaws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law of the State of Florida upon the Corporation to furnish, or upon any court to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the Business Corporation Law of the State of Florida or any other law now or hereafter in effect.

           Section 7.02. INSURANCE. The Board of Directors of the corporation may, in its discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity , or arising out his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 7.01 of this Article VII.

           Section   7.03.    SCOPE  OF  INDEMNIFICATION.    The
indemnification and advancement of expenses granted pursuant to this Article VII shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the results of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.
           Section 7.04. EFFECT OF AMENDMENT. No amendment, modification or rescission of these bylaws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that occurs or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted.
       03.03.020
                          ARTICLE VIII

                         MISCELLANEOUS

           Section  8.01.  CORPORATE SEAL.  The corporation  seal
shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Florida."

           Section 8.01. CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors or any person authorized by resolution of the board of directors may from time to time designate.

           Section 8.03.  CONTRACTS.

           (a) General rule. Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

           (b) Statutory form of execution of instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the president or vice president and secretary or assistant secretary or treasurer or assistant treasurer of the corporation, shall be held to have been properly executed for and on behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

           Section  8.04.   INTERESTED  DIRECTORS  OR  OFFICERS;
QUORUM.

           (a) General rule. A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

               (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;


       03.03.021
               (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

               (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

           (b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

           Section 8.05. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

           Section 8.06.  CORPORATE RECORDS.

           (a) Required records. The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the corporation in Florida or at is principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

           (b) Right of inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in Florida or at its principal place of business wherever situated.

           Section 8.07. FINANCIAL REPORTS. Unless otherwise agreed between the corporation and a shareholder, the corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of
       03.03.022
generally accepted accounting principles, if the corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the corporation and one or more of its subsidiaries. The financial statements shall be mailed by the corporation to each of its shareholders entitled thereto within one hundred eight (180) days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the corporation:

               (1) Stating his reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation.

               (2) Describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

           Section 8.08. AMENDMENT OF BYLAWS. These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 2.03(b) (relating to notice of action by shareholders on bylaws).